EXHIBIT 2
                                                                       ---------

                                POWER OF ATTORNEY

           The undersigned, General Electric Capital Services, Inc., a Delaware corporation (hereinafter referred to as the "Corporation") does hereby make, constitute and appoint the persons listed below as the Corporation's true and lawful agent and attorney-in-fact (hereinafter referred to as the "Attorney") to act either together or alone in the name and on behalf of the Corporation for and with respect to the matters hereinafter described.

Name of Attorney:

                         Michael A. Gaudino             Barbara J. Gould
                         James Ungari                   Peter J. Muniz
                         Preston Abbott                 Robert L. Lewis
                         Barbara Lane                   Wendy E. Ormond
                         Leon E. Roday                  Amy Fisher
                         Mark F. Mylon                  Nelson Gonzalez
                         Ward Bobitz                    Ricardo Silva
                         Patricia Merrill               Michael E. Pralle
                         John L. Flannery               Joseph E. Parsons
                         Ronald Herman                  Mark D. Kaplow
                         Frank Ertl                     Stewart Koenigsberg
                         Kevin Korsh

                     Each Attorney shall have the power and authority to do the following:

                     To execute and deliver any Schedule 13D, Schedule 13G or Forms 3, 4 and 5 or any amendments thereto required to be filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934 on behalf of the Corporation with regard to any securities owned by the Corporation, General Electric Capital Corporation or any of their subsidiaries.

                     And, in connection with the foregoing, to execute and deliver all documents, acknowledgments, consents and other agreements and to take such further action as may be necessary or convenient for the Corporation in order to more effectively carry out the intent and purpose of the foregoing.

                     Agreements, commitments, documents, instruments and other writings executed by the Attorney in accordance with the terms hereof shall be binding upon the Corporation without attestation and without affixation of the seal of the Corporation. The Power of Attorney conferred hereby shall not be delegable by any Attorney. The Attorney shall serve without compensation for acting in the capacity of agent and attorney-in-fact hereunder.

                     Unless sooner revoked by the Corporation, this Power of Attorney shall be governed under the laws of the State of New York and the authority of the Attorney hereunder shall terminate on November 15, 2004.

                     This Power of Attorney supersedes in its entirety the Power of Attorney granted by the Corporation on March 13, 2002 that was scheduled to expire on March 31, 2004.


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                     IN WITNESS WHEREOF, the Corporation has caused this Power
of Attorney to be executed, attested and its corporate seal to be affixed pursuant to authority granted by the Corporation's board of directors, as of the 26th day of November, 2003.

                                      General Electric Capital Services, Inc.

           (Corporate Seal)
                                      By:  /s/  Brian T. McAnaney
                                          --------------------------------------
                                           Brian T. McAnaney, Vice President,
                                          General Counsel and Secretary

Attest:


    /s/ Keith Morgan
---------------------------------
Keith Morgan, Assistant Secretary